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                                                                    EXHIBIT 10.9

February 4, 1998



Annette Davidson
Trader Joe's Company
538 Mission Street
South Pasadena, CA 91030

Dear Annette:

We would like to formalize our verbal agreement regarding providing Trader Joe's 40-30-30 Bars.

The following reflects our agreement:

     1. Balance Bar Company has arranged for production of Trader Joe's 40-30-30 Bars using the same supplier(s) that produce our bars.

     2.   [ * ]

     3. Trader Joe's agrees to buy 40-30-30 formulated bars exclusively from Balance Bar Company for a 2 year period starting January 1, 1998 to December 31, 1999. After 2 years (12/31/99), Trader Joe's could buy 40-30-30 bars from any supplier, with the exception of then current Balance Bar Company Suppliers. Of course we would like to continue to provide the bars. At no point would Trader Joe's have any ownership rights to the product formula.

     4. [ * ] Order lead time is 15 days. Orders will continue to be truckloads of 24 pallets.

We realize that you could purchase 40-30-30 private label bars from another supplier, at a lower price. The advantages in buying from Balance Bar Company are:

     1.   QUALITY.  We have spent over five years, at considerable expense,
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          perfecting the current Balance Bar formulas.  The primary reason people buy our bars is taste and quality. We have talked to numerous potential co-packers and have found that none could meet our exacting standards, other than our two current suppliers.

     2.   CONTINUITY OF SUPPLY.  Since we have two packers, your volume needs
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          will always be met on a timely basis.

     3.   PRICE GUARANTEE.  We will guarantee our price for the 1st 24 months.
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*Confidential portions omitted and filed separately with the Commission.

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Trader Joe's supplies artwork for the bars and Balance Bar Company is responsible for printing costs and ownership of the wrappers.

Please sign both copies of this agreement and return one to me at Balance Bar Company. Thank you for your business.

Sincerely,


                                    --------------------------
Jim Wolfe                           Annette Davidson
President & CEO                     Trader Joe's Company

JW/df

*Confidential portions omitted and filed separately with the Commission.

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